EXHIBIT 5.2

July 30, 2009

Ruth’s Hospitality Group, Inc.

500 International Parkway, Suite 100

Heathrow, Florida 32746

Ladies and Gentlemen:

We are acting as special Florida, Louisiana and Texas counsel to the subsidiaries of Ruth’s Hospitality Group, Inc., a Delaware corporation (the “Company”) listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about June 25, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and the Subsidiary Guarantors. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of certain securities, including (a) debt securities (the “Debt Securities”) of the Company and (b) guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees” and together with the Debt Securities, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount not to exceed $200,000,000 or such larger amount as may be permitted to be registered pursuant to Rule 462(b) of the Rules.

The Debt Securities will be issued pursuant to (i) a senior indenture (the “Senior Indenture”) between the Company, a trustee named therein (the “Trustee”) and, if applicable, one or more Subsidiary Guarantors as guarantors or (ii) a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee, and, if applicable, one or more Subsidiary Guarantors as guarantors. Each of the Indentures shall be substantially in the forms attached as Exhibits 4.7 and 4.8, respectively, to the Registration Statement. Any Guarantee of one or more series of Debt Securities will be issued pursuant to a supplement to, or separate provision in, the Indentures (each a “Guaranty Supplement”), as applicable, pursuant to which the corresponding Debt Securities are issued.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Subsidiary Guarantors, (ii) minutes, resolutions, consents and records of the corporate, partnership or limited liability company proceedings, as applicable of the Subsidiary Guarantors, (iii) an Officer Certificate for each of the Subsidiary Guarantors dated as of the date hereof, and (iv) the Registration Statement and the applicable exhibits thereto.

As such counsel, we have reviewed originals, or copies certified or otherwise identified to our satisfaction of the following documents (collectively, the “Documents”):

1.	Form of Senior Indenture attached to the Registration Statement as Exhibit 4.7; and

2.	Form of Subordinated Indenture attached to the Registration Statement as Exhibit 4.8.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (ii) the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Subsidiary Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Subsidiary Guarantors; and (iii) that the corporate, limited liability company and partnership organizational documents, minutes, resolutions, consents and records provided by the Subsidiary Guarantors for our review are accurate and complete in all material respects. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Subsidiary Guarantors.

We have also assumed that, at the time of the issuance and delivery of each of the Securities and at the time of issuance, delivery and execution of the instrument evidencing the same: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the appropriate Indenture; (v) the Securities offered, as well as the terms of each of the Indentures, as they will be executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (vi) the Subsidiary Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the Indentures (other than in the States of Louisiana, Texas and Florida); (vii) the Securities offered as well as the terms of each of the Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (viii) a definitive purchase, underwriting or similar agreement (each, a “Purchase

Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Subsidiary Guarantors and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. Each Subsidiary Guarantor has the corporate, partnership or limited liability company power and authority, as applicable, to execute and deliver one or more indentures in the form of the Documents, including any Guaranty Supplement issued thereunder.

2. No consent, approval, authorization or order of any court or governmental agency of the States of Florida, Louisiana or Texas is required in connection with the execution and delivery of one or more indentures in the form of the Documents, any Guarantees or any Guaranty Supplement issued thereunder by the Subsidiary Guarantors.

A. We express no opinion with respect to any of the following matters:

1. any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally;

2. general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

3. public policy considerations which may limit the rights of parties to obtain certain remedies;

4. the enforceability of the Registration Statement, the Indentures, the Guarantees, any Guaranty Supplements and any other documents referred to herein or in the Registration Statement or related to any of the other securities registered in the Registration Statement or any of the transactions contemplated thereby;

5. any securities laws, including any Blue Sky laws of any jurisdiction, any tax laws or any environmental laws; and

6. the application of any fraudulent conveyance, fraudulent transfer, fraudulent obligation or similar laws.

B. This opinion is limited to the laws and jurisprudence of the States of Louisiana, Texas and Florida and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

C. The opinions expressed herein are expressed as of the date hereof and are not intended to have any prospective effect. We assume no obligation to advise you or any other person of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention, including, but not limited to, changes which could result from pending or future legislation, law or jurisprudence.

The foregoing expresses our legal opinion as to the matters set forth above and is based upon our professional knowledge and judgment at this time; it is not, however, to be construed as a guarantee, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the SEC thereunder.

Yours very truly,

/s/ Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.
Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

Schedule I

Subsidiary Guarantors

Exact Name as Specified in its Charter	State of Incorporation or Organization

R.F. Inc.	Louisiana
RCSH Holdings, Inc.	Louisiana
RCSH Operations, LLC	Louisiana
Ruth’s Chris Steak House Boston, LLC	Louisiana
Ruth’s Chris Steak House Franchise, Inc.	Louisiana
Ruth’s Chris Steak House Dallas, L.P.	Texas
Ruth’s Chris Steak House Texas, L.P.	Texas
RHG Fish Market, Inc.	Florida
RHG Kingfish, LLC	Florida
RCSH Millwork, LLC	Florida